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                                                                    Exhibit 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-30559 and No. 333-57507), Form S-4 (File No. 333-82632), and Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No.
33-79756, No. 33-79664, No. 333-48357, No. 333-68815, No. 333-81821, and No.
333-94405) of Allied Waste Industries, Inc. of our report dated February 13, 2003 relating to the consolidated financial statements and financial statement schedule of Allied Waste Industries, Inc. and of our report dated March 25, 2003 relating to the consolidated financial statements and financial statement schedule of Browning-Ferris Industries, Inc., which appear in this Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
March 26, 2003